Exhibit 4

SUBSCRIPTION DOCUMENTS

ROOTS REAL ESTATE

INVESTMENT COMMUNITY I, LLC,

a Georgia limited liability company

U.S. $75,000,000 MAXIMUM OFFERING AMOUNT

Minimum Investment: 1 Unit

Total Subscription Amount ($):

Exact Name(s) in which the investment should be registered:

 (e.g., Fred Jones, Fred & Mary Jones Joint Tenants, Jones Industries, LLC, The Fred Jones Revocable Trust):

If registration will be in joint, trust, or entity name, see p. 3 for list of additional documentation required.

Print FIRST Name (Investor/Authorized Signor)	Print FIRST Name of Joint Investor (if applicable)

Print LAST Name (Investor/Authorized Signor)	Print LAST Name of Joint Investor (if applicable)

SSN or Tax ID Number	SSN of Joint Investor (if applicable)

Date of Birth (mm-dd-yyyy)	Date of Birth of Joint Investor (if applicable)

Beneficiary Designee (optional): ______________________________________________

If there is a beneficiary designee, please provide the additional information required in Appendix C.

INVESTOR QUALIFICATION QUESTIONNAIRE

ROOTS REAL ESTATE

INVESTMENT COMMUNITY I, LLC,

a Georgia limited liability company

Select the legal form of ownership for how this investment will be registered (select one):

Individual/Joint	Revocable or Irrevocable Trust	Organization/Entity (LLC, LP, Corporation)

This investment is only appropriate for “qualified purchasers”, which include (i) “accredited investors” under Rule 501(a) of Regulation D, and (ii) all other investors so long as their investment in our Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Check only ONE of the below boxes:

☐	I hereby represent that the following is true: my investment IS NOT more than 10% of the greater of my annual income or net worth (for natural persons), or 10% of the greater of my annual revenue or net assets at fiscal year-end (for non-natural persons).

☐

I hereby represent that the following is true: my investment IS more than 10% of the greater of my annual income or net worth (for natural persons), or 10% of the greater of my annual revenue or net assets at fiscal year-end (for non-natural persons).

If you check this box, please fill out the next section regarding your status as an “accredited investor”.

If you checked the immediately preceding box, representing that your investment IS more than 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of your annual revenue or net assets at fiscal year-2nd (for non-natural persons), you are required to fill out this next section regarding your status as an “accredited investor”. Below are selected categories of the “accredited investor” definition under Rule 501(a) of Regulation D of the Securities Act. Please select the ONE box next to the category that best applies to you at this time.

For individual, joint, and trust investors, check at least ONE applicable category:

☐	(a) A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent[1], at the time of this purchase exceeds $1,000,000, excluding the value of your primary residence.

☐	(b) A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent[2] in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

☐	(c) A natural person holding in good standing one or more professional certifications or designations, which at this time the SEC has limited to FINRA Series 7, Series 82 or Series 65 licenses.

☐	(d) A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer is an investment company[3] (executive officers, directors, trustees, general partners, advisory board member or persons serving in a similar capacity of the investment company or an affiliated management person thereof).

☐	(e) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (as defined under Rule 506(b)(2)(ii).

☐	(f) A revocable trust that may be revoked by the grantor at any time and whose grantors are all Accredited Investors.

☐	(g) I AM NOT AN ACCREDITED INVESTOR.

For entity investors (LLC, LP or corporation and selected other entities), check ONE applicable category:

☐	(h) An entity in which all of its stockholders, members, partners or beneficiaries meet at least one of the conditions set forth under (a) through (f), above.

☐	(i) An entity with at least $5 million in assets[4] or that own investments[5] in excess of $5 million, that was not formed for the specific purpose of investment in the securities offered;

☐	(j) Other, describe:
☐	(k) I AM NOT AN ACCREDITED INVESTOR.

1 “Spousal equivalent” is defined as any cohabitant occupying a relationship generally equivalent to that of a spouse. Note that the investment does not have to been registered in joint name, even if relying on joint net worth or joint net income to meet the general eligibility criteria.

2 “Spousal equivalent” is defined as any cohabitant occupying a relationship generally equivalent to that of a spouse. Note that the investment does not have to been registered in joint name, even if relying on joint net worth or joint net income to meet the general eligibility criteria.

3 In this context “investment company” is as defined in Section 3 of the Investment Company Act, but for Sections 3(c)(1) or 3(c)(7) of such act.

4 Includes LLC, LP, corporation, business trusts (such as Mass business trust) or partnership. Also includes family office or family client (as defined in rule 202(a)(11)(G)-1 under the Investment Advisors Act of 1940).

5 Applies to Indian tribes, governmental bodies, and certain foreign entities.

INVESTOR ACKNOWLEDGEMENT

By completing, signing and submitting this Investor Qualification Questionnaire, I certify that the information provided by me is correct and if any information is left blank or not provided by me, I certify that I am declining to provide it. I fully understand that my subscription may be delayed or rejected if my Subscription Documents are deemed incomplete or inaccurate by the Company.

Signature of Investor (or Authorized Signor, if entity)	Signature of Joint Investor (if applicable)

Name of Investor (or Authorized Signor, if entity)	Name of Joint Investor (if applicable)

Date Signed - Investor (mm-dd-yyyy)	Date Signed – Joint Investor (if applicable)

SUBSCRIPTION AGREEMENT

ROOTS REAL ESTATE

INVESTMENT COMMUNITY I, LLC,

a Georgia limited liability company.

By completing, signing and submitting this Subscription Agreement (the “Agreement”), you (the “Subscriber”) agree that you have been given and you have reviewed the material documents related to Roots Real Estate Investment Community I, LLC, a Georgia limited liability company (the “Company”) and its offering pursuant to Regulation A under the Securities Act (as defined below) (the “Offering”) of its units of limited liability company membership interests (“Units”), including, but not limited to, that certain Offering Circular in effect as of the date hereof, as the same may be amended, modified and/or supplemented from time to time (the “Offering Circular”), the Amended and Restated Operating Agreement of Roots Real Estate Investment Community I, LLC, dated July 1, 2022, as the same may be amended, modified and/or supplemented from time to time (the “Company Operating Agreement”), and the Investor Qualification Questionnaire, this Subscription Agreement and the Joinder Agreement to the Company Operating Agreement (collectively, the “Subscription Documents”) prior to subscribing to the Company.

The Offering of Units is described in the Offering Circular that is available through the online website platform www.investwithroots.com (the “Platform”), which is owned and operated by Seed InvestCo, LLC, the sponsor of the Offering and an affiliate of the Company, as well as on the Securities and Exchange Commission’s (“SEC”) EDGAR website.

The information provided by Subscriber in the Investor Qualification Questionnaire is incorporated herein by reference.

The Units are only being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act (as defined below)), which include (i) “accredited investors” as that term is defined under Rule 501(a) of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, 15 U.S.C. § 77a, et. seq., as amended (the “Securities Act”), and (ii) all other investors so long as their investment in the Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines, in its sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A.

The Company’s Manager, in its sole and absolute discretion, may reject any subscription request at any time. Any prospective investor desiring to subscribe for an investment as a member of the Company, may only do so by means of the proper and full completion and delivery of the Subscription Documents to the Company and acceptance of same by the Company’s Manager, and the Subscriber’s payment to the Company of the full subscription amount. The Subscriber further attests that the information it provides in the Subscription Documents is true and accurate and may be relied upon by the Company, and its affiliates.

As a Tier 2 offering pursuant to Regulation A under the Securities Act, the Offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Units offered hereby are offered and sold only to “qualified purchasers” or at a time when the Units are listed on a national securities exchange.

THE COMPANY WILL NOT ISSUE ANY UNITS TO ANY PROSPECTIVE SUBSCRIBER WHO HAS NOT COMPLETED, EXECUTED, AND RETURNED TO THE COMPANY THIS SUBSCRIPTION AGREEMENT AND THE OTHER DOCUMENTS THAT MAKE UP THE SUBCRIPTION DOCUMENTS PACKAGE.

IN THE CASE OF A SUBSCRIBER THAT IS A PARTNERSHIP, LIMITED LIABILITY COMPANY, TRUST OR CORPORATION, SUCH ENTITY MUST FILL OUT THE SUPPLEMENTAL INFORMATION REQUIRED IN APPENDIX A AND PROVIDE THE ADDITIONAL DOCUMENTATION AS SET FORTH IN THE BELOW TABLE:

Investor Type	Additional Documentation Required
Trusts	➢	Complete a Beneficial Ownership Form (attached as Appendix A) and submit the valid driver’s license of grantors and/or trustees as required.
	➢	Complete a Beneficial Ownership Form (attached as Appendix A);
	➢	Provide a copy of the valid driver’s license of authorized signatory;
Corporation	➢	Provide a copy of the Corporate Resolution, which must include statement as to who is authorized to sign this subscription package and make this investment; and
	➢	The Secretary of State incorporation filing, and any subsequent amendments thereto.
	➢	Complete a Beneficial Ownership Form (attached as Appendix A);
	➢	If a single member entity that files taxes under your SSN, attach a copy of your valid driver’s license;
LLC or LP	➢	If the entity files under a Tax ID number, provide (i) a copy of the valid driver’s license and (ii) the social security number of each member that owns 25% or more of the entity and/or any person that exercises significant management or executive control of the entity; and
➢ Provide a copy of the Operating Agreement or selected pages of the Operating Agreement showing (i) that the entity is permitted to make this investment, and (ii) that the signatory listed herein has all the necessary powers to make the investment on behalf of other owners, if any; and
➢ The Secretary of State formation filing, and any subsequent amendments thereto.
Joint Name	➢	Submit a copy of the valid driver’s license of each joint owner.

In addition, if a Subscriber is registering his or her investment in a joint name, the Subscribers must submit a copy of the valid driver’s license of each joint owner.

SUBSCRIPTION FOR UNITS OF THE COMPANY

The undersigned Subscriber (the “Subscriber”) hereby agrees to purchase from the Company, and upon its acceptance of the Subscription Documents, including this Agreement, and Subscriber’s full payment of the subscription price amount, the Company agrees to issue to the Subscriber, the number of Units calculated as the Subscriber’s subscription amount (set forth on the cover page of these Subscription Documents and signature page of this Agreement) divided by the current NAV price per Unit as set forth in the Offering Circular.

The Subscriber hereby confirms to the Company and its Manager that the Subscriber has received and reviewed carefully the Offering Circular, this Agreement, the Company Operating Agreement, and other information concerning the Company, the Units and related matters, and such other information as the Subscriber, or its financial, legal and other representatives, as applicable, have deemed appropriate (all collectively, the “Information”), and the Subscriber wishes to subscribe for the Units of the Company in the amount set forth on the signature page hereto, and, to the extent applicable, in connection therewith, the Subscriber has delivered cash or certified funds to the representative of the Company in the Subscription Amount set forth on such signature page in full and complete payment for the purchase price to be paid by the Subscriber for the Units that the Subscriber has subscribed for hereunder.

INVESTOR REPRESENTATIONS, WARRANTIES AND AGREEMENTS

By executing this Agreement where indicated below, and upon acceptance hereof by the Company as evidenced by its written notification to the undersigned, the undersigned Subscriber will become a holder of Units issued by the Company and will be admitted as a member of the Company.

The Subscriber represents to the Company and its Manager that he, she or it has received the Information and the materials incorporated therein by reference in their entirety, understands their contents, has had an opportunity to ask questions and to request and receive additional information and documents of and from the Company and its management representatives and agrees to be bound hereby.

(a) Investment Representation. The Subscriber executing this Agreement represents and warrants to the Company and its Manager that the Units purchased or otherwise acquired by the Subscriber are being purchased or acquired for the Subscriber’s own account, with the intent of holding it for investment and without the intent of participating directly or indirectly in a distribution of Units or any interests therein. Such representation and warranty shall not be deemed to be limited or qualified in any way by any other provisions of this Agreement.

(b) Acknowledgment of “Qualified Purchaser” Status and Other Restrictions. The information provided by the Subscriber in the Investor Qualification Questionnaire that is a part of the Subscription Documents is expressly incorporated herein by reference, and the Subscriber represents and warrants to the Company that such information is true with no errors contained therein. The Subscriber hereby acknowledges and agrees that the Subscriber is a “qualified purchaser” (as defined in Regulation A under the Securities Act), which means the Subscriber is either (i) an “accredited investor” as that term is defined under Rule 501(a) of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or (ii) if not an “accredited investor” the Subscriber’s investment in the Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Subscriber further acknowledges and agrees that the Subscriber understands the inherent economic risks associated with the acquisition of the Units and that the Subscriber must bear and can bear the economic risk of such investment for an indefinite period of time. The Subscriber understands that as a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Units offered hereby are offered and sold only to “qualified purchasers” or at a time when the Units are listed on a national securities exchange. The Subscriber has no right to require the Company to register the Units under the Securities Act or any applicable state securities law or for the Company to guarantee that any exemption from registration will be available.

(c) Subscriber Legally Bound by this Agreement. The Subscriber acknowledges and agrees that the Subscriber is contractually and legally bound by all of the covenants, terms and conditions contained in this Agreement, the Company Operating Agreement and the Offering Circular. The Subscriber agrees to perform any and all obligations, and observe all restrictions, herein and therein contained or applicable to and imposed upon a holder of the Units. The Units being purchased hereby are subject to all terms, conditions and restrictions contained in the Company Operating Agreement, including, but not limited to, the restrictions on transfers.

(d) Reliance on Representations and Agreements of the Subscriber by the Company. The Subscriber further understands and acknowledges that such Subscriber’s representations and warranties contained herein are being relied upon by the Company and its Manager as the basis for the exemption of the sale of the Units from the registration requirements of the Securities Act and all state securities laws. The Subscriber further acknowledges that the Company and its Manager will not and have no obligation to recognize any sale, transfer, pledge or assignment of all or any part of the Subscriber’s Units to any person unless and until the appropriate provisions hereof, the provisions of the Company Operating Agreement, the provisions of the Offering Circular and all applicable laws have been fully satisfied.

(e) Nature of Investment; Access to Information. The Subscriber acknowledges that prior to such Subscriber’s execution of this Agreement, the Subscriber received a copy of the Information and this Agreement and that the Subscriber has examined such documents or caused such documents to be examined by such Subscriber’s representatives, financial advisors or attorneys. The Subscriber does hereby further acknowledge that the Subscriber or the Subscriber’s representatives, financial advisors or attorneys are familiar with such documents, and with the financial condition, assets, liabilities, personnel, prospects and plans of the Company, and that the Subscriber does not desire any further Information or data relating to the Company, its Manager or their affiliates, or the Company, its Manager and their affiliates’ past, present or proposed business activities. The Subscriber does hereby acknowledge that the Subscriber understands that the purchase of the Units is a speculative investment involving a high degree of risk and does hereby represent that the Subscriber has a net worth sufficient to bear the economic risk of the investment in the Units (including the total loss of the Subscriber’s entire investment) and to justify the Subscriber’s investing in a speculative instrument of this type. The Subscriber acknowledges his, her, or its responsibility to review all Information and other pertinent and relevant material and to make his, her, or its independent investment determination based on his, her, or its own financial objectives. The Subscriber acknowledges and further understands that in all monetary ventures there is risk, and the Subscriber represents to the Company and its Manager that the Subscriber understands the risks (economic and otherwise) associated with the proposed business of the Company, and of ownership of the Units, and that the Subscriber has the obligation of determining if these risks are suitable to him, her, or it. The Subscriber understands that the tax consequences of an investment in the Company depend upon the individual circumstances of the Subscriber. No one has guaranteed the success of the Company or any return from the Company to the Subscriber of the Subscriber’s investment in the Units, and no promises, inducements, assurances, guarantees or representations have been made to the Subscriber by the Company, its Manager or any representative thereof. The Offering Circular includes a non-exhaustive list of other risk factors associated with an investment in the Units offered hereby, which risk factors, among others, and have been considered carefully by the Subscriber in connection with this investment.

(f) Distribution Reinvestment Plan. Subscriber acknowledge and asserts that, should Subscriber elect to participate in the Company’s distribution reinvestment plan (the “DRIP”), pursuant to which the Company will apply the cash distributions and other distributions declared and paid with respect to the Subscriber’s Units to the purchase of additional Units of the Company, the Subscriber will monitor and will immediately notify the Manager in advance in the event that the Subscriber’s continued participation in the DRIP would cause Subscriber to exceed applicable “qualified purchaser” limits as set forth in Regulation A of the Securities Act. Further, the Subscriber will terminate his, her or its participation in the DRIP if Subscriber’s continued participation in the DRIP would cause the Subscriber to exceed its applicable “qualified purchaser” limitations, if any. The Company may send electronic notifications of the amount of Units owned by the Subscriber as of a certain date; however, the Subscriber hereby agrees that it will not rely on such electronic notifications as a reminder of the Subscriber’s obligation to monitor and notify the Manager in advance should the Subscriber’s continued participation in the DRIP cause the Subscriber to exceed its applicable “qualified purchaser” limitations.

(g) Authority. The Subscriber, if a legal entity, is, and shall at all times while it holds Units remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is shown in this Agreement.

(h) Enforceability. The Subscriber has requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Manager, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

(i) No Default. The execution and delivery of this Agreement by the Subscriber and the Joinder Agreement to the Company Operating Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of the obligations hereunder and thereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s purchase of the Units, will not violate any law, rule or regulation that Subscriber is subject to.

(j) Company’s Confidential Information. This Agreement and any Information provided in connection herewith is furnished on a confidential basis only for the use of the Subscriber and representatives of the Subscriber and only for the purpose of making the decision to invest in the Company. By acceptance of this Information, the Subscriber agrees that he, she or it will not transmit, reproduce, or make available to any other person the documents supplied in connection herewith or therewith or any Information furnished after the date hereof in connection with or relating to the operations of the Company or its affiliates, except only to the Subscriber’s personal financial or legal advisors or as may be required by law.

(k) Subscriber’s Confidential Information. The Subscriber recognizes that non-public information concerning the Subscriber set forth in this Agreement, including any information contained in any appendices attached hereto, or otherwise disclosed by the Subscriber to the Company, its Manager, or other agents of the Company (the “Subscriber’s Information”) (such as the Subscriber’s name, address, social security number/ EIN, assets and income) (i) may be disclosed to the Manager and the Company’s attorneys, accountants and auditors in furtherance of the Company’s business, (ii) to financial institutions who will be providing financial and/or banking services to the Company, and (iii) as otherwise required or permitted by law. The Company and its Manager will restrict access to the Subscriber’s Information to their employees who need to know the Subscriber’s Information to provide services to the Company, and maintain physical, electronic and procedural safeguards that comply with any applicable U.S. federal or state privacy laws to guard the Subscriber’s Information.

(l) Restrictions on Transfer. The Subscriber hereby represents and warrants to the Company and its Manager and agrees with the Company and its Manager that the Subscriber will not offer for sale, sell, transfer, assign, hypothecate, pledge or otherwise dispose of, or offer to dispose of, the Subscriber’s Units and any interest therein, except in accordance with the terms hereof, the Company Operating Agreement, and the Offering Circular and in a transaction which is either registered under the Securities Act or any applicable state securities law; or that an exemption from such registration is available and such exemption is demonstrated to the reasonable satisfaction of the Company and its counsel.

(m) No Tax, Investment or Legal Advice by the Company. The Subscriber acknowledges and represents and warrants to the Company and its Manager that the Subscriber has not construed any part of the Information provided to him, her, or it as legal, investment or tax advice. The Subscriber represents and warrants to the Company and its Manager that he, she or it has consulted, or has been afforded the opportunity to consult with, his, her, or its own legal counsel, accountants, business, tax, and other financial advisors as to legal, investment, tax, or related matters concerning his, her, or its investment in the Units. The Subscriber further acknowledges that the undersigned has been encouraged to rely upon the advice of such legal counsel, accountants, business, tax and financial advisors with respect to tax and other considerations relating to the purchase of Units.

(n) Anti-Money Laundering and Compliance with the USA PATRIOT Act Representations.

i. The Subscriber understands and agrees that the Company prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure, unless the Company, after being specifically notified by the Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank (such persons or entities in (i) – (iv) are collectively referred to as “Prohibited Persons”).

ii. The Subscriber represents, warrants and covenants that: (1) it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, a Prohibited Person, and (2) to the extent the Subscriber has any beneficial owners, (a) it has carried out thorough due diligence to establish the identities of such beneficial owners, (b) based on such due diligence, the Subscriber reasonably believes that no such beneficial owners are Prohibited Persons, (c) it holds the evidence of such identities and status and will maintain all such evidence for at least five (5) years from the date that the Subscriber no longer owns or holds of record Units in the Company, and (d) it will make available such information and any additional information that the Company may require upon request.

iii. If any of the foregoing representations, warranties or covenants ceases to be true or if the Company’s Manager no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Manager may be obligated to freeze the Subscriber’s investment, either by prohibiting additional investments, declining or suspending any redemptions and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Subscriber’s investment may immediately be involuntarily redeemed by the Company, and the Company and/or the Manager may also be required to report such action and to disclose the Subscriber’s identity to OFAC or other authorities. In the event that the Company and/or the Manager is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Company, its Manager, and each of their respective affiliates, managers, directors, members, partners, shareholders, officers, employees, and agents for any form of damages as a result of any of the aforementioned actions.

iv. The Subscriber understands and agrees that, following either (a) the Company’s election to redeem the Units of the Subscriber or (b) any redemption of the Subscriber’s Units pursuant to the Company Operating Agreement, any redemption proceeds paid to it will be paid to the same account from which the Subscriber’s investment in the Company was originally remitted, unless the Company, in its sole discretion, agrees otherwise.

v. The Company and its Manager reserve the right to request such information as is necessary to verify the identity of a Subscriber or its beneficial owners. To ensure compliance with statutory and other requirements relating to anti-money laundering, the Company and its Manager may require verification of identity from any person submitting completed Subscription Documents. Pending the provision of evidence satisfactory to the Company and its Manager as to identity, the evidence of title in respect of Units may be retained in the absolute discretion of the Manager. If within a reasonable period of time following a request for verification of identity, the Company and its Manager have not received evidence satisfactory to each as aforesaid, each may, in its/their absolute discretion, refuse to allot the Units subscribed for, in which event subscription monies will be returned without interest to the account from which such monies were originally debited. Subscription monies may be rejected by the Company and its Manager if the remitting bank or financial institution is unknown to the Manager. An individual may be required to produce a copy of a passport or identification card certified by a notary public. If the Subscriber is an entity, it may be required to produce a certified copy of its certificate of incorporation, certificate of organization/formation (or other comparable organizational documents), as well as any amendments thereto, and the names, occupations, dates of birth, and residential and business addresses of all directors and executive officers.

(o) Indemnification by Subscriber. The Subscriber shall indemnify and hold harmless the Company, its Manager, the affiliates thereof, and each officer, manager, director and member of the Company and its affiliates, attorneys, accountants, employees and agents (the “Indemnified Parties”) from and against all liabilities, claims, actions, demands, losses, costs, expenses (including reasonable attorneys’ fees) and damages, whether involving such parties or third parties, resulting from any inaccuracy in any of the Subscriber’s representations or breach of any of the Subscriber’s representations, warranties or covenants contained herein. The Subscriber will reimburse the Company and each other Indemnified Party for their reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection with any action, proceeding or investigation arising out of or based upon the foregoing. The indemnity and reimbursement obligations of the Subscriber under this Paragraph shall be in addition to any liability which the Subscriber may otherwise have (including, without limitation, liability under the Company Operating Agreement).

(p) General. This Agreement shall be binding upon the Subscriber and the Subscriber’s legal representatives, successors and assigns; and this Agreement shall, if the Subscriber(s) consists of more than one person, be the joint and several obligation of all such persons, and may be executed by the Subscriber(s) and accepted by the Company in one or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

(q) Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to its conflict of laws principles. The parties hereto irrevocably agree to the exclusive personal jurisdiction in the U.S. District Court for the Northern District of Georgia with respect to any and all disputes that may arise between them related to this Agreement, including, but not limited to, the Units or any other matter related to the Company; consent to service of process by certified mail to the addresses set forth herein (which address may be changed by written notice to the other); and waive any objection to personal jurisdiction and service of process if accomplished as set forth above, venue, and inconvenience of the forum of such state.

(r) Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force. Upon such determination that any provision is invalid, illegal or unenforceable, the parties agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

(s) LIMITATION OF LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING THE SUBSCRIBER BY ACCEPTANCE OF THE UNITS, AGREES THAT IN ANY JUDICIAL, MEDIATION, OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE UNITS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM, OR THE OBLIGATIONS EVIDENCED HEREBY OR BY THE UNITS OR RELATED HERETO OR THERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR THE LIKE OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

(t) Subscriber has Read and Reviewed this Agreement Before Signing this Agreement. The Subscriber acknowledges (i) that the Subscriber has read and understands this Agreement, the Company Operating Agreement, and the Memorandum, (ii) that the Subscriber understands all of the terms and conditions of this Agreement, (iii) that the Subscriber understands his, her, or its rights and obligations under this Agreement, the Company Operating Agreement, and the Memorandum, and (iv) that the Subscriber freely, voluntarily, and without any duress or coercion by any person or entity, enters into this Agreement, as evidenced by the Subscriber’s signature below.

CONSENT TO ELECTRONIC DELIVERY OF TAX AND OTHER DOCUMENTS

By signing this Agreement and providing an email address, the Subscriber agrees and consents to have the Company and/or its third-party service providers electronically deliver Account Communications (as defined herein), whether through email or Subscriber’s account on the Platform. “Account Communications” means all current and future account statements; the Offering Circular (including all supplements and amendments thereto); the Company Operating Agreement (including all amendments thereto); notices (including privacy notices); letters to members; financial statements; regulatory communications and other information, documents, data, and records regarding the Investor’s investment in the Company (including K-1s and other related or unrelated general corporate and tax-related forms). Electronic communication by the Company includes e-mail delivery. The Subscriber may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Company, in writing, of the Subscriber’s intention to do so.

The Company, its affiliates, and their respective third-party service providers, as applicable, shall not be liable for any interception of Account Communications. In addition, there are risks, such as system outages, which are associated with electronic delivery. Account Communications are provided to one email address, regardless of how the investment may be registered (e.g., joint/trust/entity ownership).

[INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the individual or entity signing this Subscription Agreement below conclusively evidences his, her, or its agreement to the terms and conditions hereof, the Company Operating Agreement and the Offering Circular by so signing this Agreement.

SUBSCRIBER:		JOINT SUBSCRIBER (if applicable):

	__________________________________________		_________________________________________
	(Individual Name or Entity Name)		(Joint Subscriber - Individual Name)
By:	__________________________________________	By:	_________________________________________
	(signature)		(signature)
Print Signatory Name (if entity): _____________________		Print Name: ___________________________________
______________________________________________		SSN: ________________________________________
Title (if entity):

Legal Address (if entity, Principal Business Address:	Total
Street: _________________________________________	Subscription
______________________________________________	Amount ($):
City:___________________________________________

State:_____________________	Zip: _________________
Telephone No.: __________________________________
Facsimile No.: ___________________________________
Email: _________________________________________
SSN or Tax ID No.: _______________________________

Alternate Mailing Address for receiving communications (if different than above):
Street: _________________________________________
City: __________________________________________
State: ____________________	Zip: _________________

ACCEPTED AND AGREED TO:

ROOTS REAL ESTATE INVESTMENT COMMUNITY I, LLC,

a Georgia limited liability company.

By:	ROOTS REIT MANAGEMENT, LLC
Its:	Manager

By:		Date:
Name:	Larry Dorfman
Title:	Manager

JOINDER AGREEMENT TO

AMENDED AND RESTATED

OPERATING AGREEMENT

In consideration of the admission of the undersigned subscriber as a Member of Roots Real Estate Investment Community I, LLC, a Georgia limited liability company (the “Company”), the undersigned hereby joins in the Amended and Restated Operating Agreement of Roots Real Estate Investment Community I, LLC, dated July 1, 2022, as the same may be amended, restated, or supplemented from time to time, which is incorporated herein by this reference (the “Company Operating Agreement”). The undersigned hereby agrees to be bound by the terms of the Company Operating Agreement and to abide by all of its provisions. This Joinder Agreement is binding upon the undersigned and the personal representatives, successors, and assigns of the undersigned and is for the benefit of the Company and all of its Members.

SUBSCRIBER:

______________________________________________
(Print Individual Name or Entity Name)

By:	___________________________________________
(signature)

Print Signatory Name (if entity): _____________________

Title (if entity): __________________________________

Date: _________________________________________

Legal Address (if entity, Principal Business Address):

Street: ________________________________________

______________________________________________

City: _________________________________________

State: __________________	Zip: ___________________

ACCEPTED AND AGREED TO:

ROOTS REAL ESTATE INVESTMENT COMMUNITY I, LLC,

a Georgia limited liability company.

By:	ROOTS REIT MANAGEMENT, LLC
Its:	Manager

By:		Date:
Name:	Larry Dorfman
Title:	Manager

INVESTOR RESOURCES

Contact:
For additional information concerning subscriptions or if you have questions related to this Offering:	Stephen Ewing, Investor Experience Manager Roots Real Estate Investment Community I, LLC (404) 732 - 5910 or by email at sewing@investwithroots.com

In submitting the completed documents in paper format, or if you need to provide supporting information as part of your subscription, please send your completed subscription documents and additional information to:	sewing@investwithroots.com

APPENDIX A

BENEFICIAL OWNERSHIP FORM

AND CERTIFICATION FOR TRUSTS, CORPORATIONS, LLCs, AND LPs

INSTRUCTIONS

This form should be completed by Subscribers that are investing in the name of a trust or in the name of a corporation, limited liability company, limited partnership, or other type of legal entity.

■	Trust Subscribers should complete this form. Do not submit the trust document unless requested to do so.

■	Corporate Subscribers should complete this form and then submit a copy of the Corporate Resolution and active Secretary of State filing. Send to sewing@investwithroots.com.

■	LLC/LP Subscribers should complete this form and then submit a copy of the Operating Agreement and active Secretary of State filing for the entity. Send to sewing@investwithroots.com.

OWNERSHIP TYPE

CHOOSE TYPE OF OWNERSHIP (choose one):

☐	Revocable Trust	☐	Irrevocable Trust

☐	Limited Liability Company (LLC)	☐	Limited Partnership (LP)	☐	Corporation

☐	Other (describe): _____________________________________________________________________

AUTHORIZED SIGNOR INFORMATION

Provide the name of the person that is authorized to make this investment and sign on behalf of this legal entity.

If this investment decision is being made by a third-party administrator (such as a Trust attorney or financial institution), provide the name and contact information of the administrator.

Provide Tax ID Number of Legal Entity

If Trust, provide the title of the Trust;

if Legal Entity, provide the title of the Legal Entity.

If Trust, provide date of Trust Agreement

If Trust, provide date of last amendment (if any)

Beneficial Ownership Form Page 15 of 19

LIST OF TRUSTEES OR BENEFICIAL OWNERS

For Trust, complete the table below, listing each trustee of the Trust;

For other types of legal entities, complete the table below, listing (a) each person that owns 25% or more of equity interests of the entity and (b) each person that exercises significant management responsibility for the entity (regardless of their ownership). If any of the beneficial owners are also an entity, provide the entity name and each of the beneficial owners of that second layer of owners. Each layer of beneficial ownership must be stated. Attach additional sheets if necessary and email to sewing@investwithroots.com.

Beneficial Owner(s) - Provide Legal Name of Trustee(s), Manager(s), or Beneficial Owner(s)	Date of Birth	Social Security No.	Residential Address	% of Ownership (non-Trusts)

For LLCs, LPs, and corporations, choose one or both categories below, as applicable, to describe this beneficial owner: ☐ GP/Manager/Director/Officer ☐ Owner

For LLCs, LPs, and corporations, choose one or both categories below, as applicable, to describe this beneficial owner: ☐ GP/Manager/Director/Officer ☐ Owner

For LLCs, LPs, and corporations, choose one or both categories below, as applicable, to describe this beneficial owner: ☐ GP/Manager/Director/Officer ☐ Owner

For LLCs, LPs, and corporations, choose one or both categories below, as applicable, to describe this beneficial owner: ☐ GP/Manager/Director/Officer ☐ Owner

Beneficial Ownership Form Page 16 of 19

CERTIFICATION OF BENEFICIAL OWNERSHIP

Please select one of the following, as applies to your authority to make this investment:

☐	The Beneficial Owner(s) listed above may act independently as provided in the Trust or Operating Agreement.

☐	The Beneficial Owner(s) listed above may act as a majority as provided in the Trust or Operating Agreement.

☐	The Beneficial Owner(s) listed above must act unanimously as provided in the Trust or Operating Agreement, and the authorization of all Beneficial Owners is required.

By completing and signing this Beneficial Ownership Form and Certification, you are certifying that (i) you are authorized to make this investment and such investment is in full compliance with the Trust or Operating Agreement, (ii) the Trust or Operating Agreement has not been revoked, modified, or amended in any manner that would cause the statements contained in this Certification to be incorrect, (iii) the entity exists under applicable state laws, (iv) you agree to indemnify and hold harmless the Sponsor and Company for any and all losses, liabilities, claims and costs (including reasonable attorneys’ fees) resulting from our effecting this investment or acting upon any instruction given by you with regard to this investment.

SIGNATURE - BENEFICIAL OWNERSHIP FORM

In consideration of this subscription, we, the undersigned Beneficial Owner(s), certify the above information to be accurate, and the powers granted by the Trust or Operating Agreement authorize this transaction without restriction.

Print Beneficial Owner/Authorized Signor Legal Name	Print Co-Beneficial Owner Legal Name (if applies)

Signature of Beneficial Owner/Authorized Signor	Signature of Co-Beneficial Owner (if applicable)

Date Signed by Beneficial Owner/Authorized Signor	Date Signed by Co-Beneficial Owner (if applicable)

If there are more than two persons that are required to sign this Certification, attach additional pages.

Beneficial Ownership Form Page 17 of 19

APPENDIX B

IRS FORM W-9

(See Attached)

IRS Form W-9 Page 18 of 19

APPENDIX C

BENEFICIARY DESIGNEE INFORMATION

(See Attached)

If you are designating a beneficiary, please provide the following information about the beneficiary designee:

Print FIRST Name (Beneficiary Designee)

Print LAST Name (Beneficiary Designee)

SSN or Tax ID Number

Date of Birth (mm-dd-yyyy)

Legal Address (Beneficiary Designee):

Street

City

State

Zip

Beneficiary Designee Information Page 19 of 19